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                                                                    Exhibit 21.1

North America
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Red Hat, Inc.                                              Delaware
Red Hat Canada Limited                                     Ontario, Canada
Nihon Cygnus Solutions                                     California
Akopia, Inc.                                               Delaware

Europe
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Red Hat UK Limited                                         United Kingdom
Red Hat GmbH                                               Germany
Red Hat Ireland Limited                                    Ireland
Red Hat France SARL                                        France
Red Hat (Italia) S.p.A.                                    Italy
Red Hat S.L.                                               Spain
Cygnus Solutions Limited                                   United Kingdom
Cygnus Solutions GmbH                                      Germany
C2Net Europe Limited                                       United Kingdom

Asia-Pacific/Japan
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Red Hat Asia-Pacific Pty. Ltd.                             Australia
Red Hat Asia-Pacific Pte. Ltd.                             Singapore
Red Hat KK                                                 Japan